EXHIBIT 16


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PETERSON  SULLIVAN  PLLC
601 UNION  STREET  SUITE  2300  SEATTLE WA 98101 (206) 382-7777    FAX 382-7700
                          CERTIFIED  PUBLIC  ACCOUNTANTS



August  6,  2003


Securities  and  Exchange  Commission
450  -  5th  Street,  N.W.
Washington,  D.C.  20549


Dear  Sirs/Mesdames:

We have read Item 4 of the Form 8-K/A dated August 6, 2003 of Mercer International Inc. and are in agreement with the statements relating to Peterson Sullivan PLLC on page 2 therein.


/s/  Peterson  Sullivan  PLLC

Peterson  Sullivan  PLLC